Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256640 on Form S-3 and Registration Statement Nos. 333-277330and 333-257921on Form S-8 of our reports dated March 13, 2025, relating to the financial statements of Blade Air Mobility, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York
March 13, 2025